AFTER FILING RETURN TO:                                    FORM 8-K  EXHIBIT 1

Brian G. Lloyd, Esq.
KIMBALL, PARR, WADDOUPS, BROWN & GEE
185 South State Street, Suite 1300
Salt Lake City, Utah 84111
Telephone:  (801) 532-7840


                    ARTICLES OF AMENDMENT AND SHARE EXCHANGE

                                       OF

                AMACAN RESOURCES CORPORATION, A UTAH CORPORATION,

                  SPIRE TECHNOLOGIES, INC., A UTAH CORPORATION,

                                       AND

          SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC., A UTAH CORPORATION


     Pursuant to the provisions of Section 16-10a-1105 of the Utah Revised Business Corporation Act (the "Utah Act"), the undersigned corporations hereby adopt the following Articles of Amendment and Share Exchange for the purpose of effecting the acquisition by AMACAN RESOURCES CORPORATION, a Utah corporation (sometimes herein referred to as the "Acquiring Corporation"), of all of the capital stock of SPIRE TECHNOLOGIES, INC., a Utah corporation ("Spire"), and SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC., a Utah corporation ("Spire Systems" and, collectively with Spire, the "Acquired Corporations"), solely in exchange for shares of the voting Common Stock of the Acquiring Corporation:

     FIRST:    Attached hereto as EXHIBIT A, and incorporated herein by this reference, is the Plan of Share Exchange (the "Plan"), dated as of April 18, 1996, which was adopted by the Boards of Directors of the Acquiring Corporation and the Acquired Corporations and executed by the Acquiring Corporation and the Acquired Corporations.

     SECOND:   The number of outstanding shares of each class of stock of the
Acquiring Corporation and the Acquired Corporations is set forth below. All outstanding shares of each corporation were entitled to vote on the Plan. No other class of shares is authorized or outstanding for any of the corporations.

                                  CLASS                   SHARES OUTSTANDING
                              ------------------          ------------------

Acquiring Corporation         Common Stock, par               2,723,714
                              value $.25 per share

Spire                         Common Stock, par                  87,386
                              value $.01 per share

Spire Systems                 Common Stock,                     100,000
                              no par value


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    THIRD:    The shareholders of the Acquired Corporations (the "Spire
Stockholders") approved the Plan by unanimous written consent, as reflected in resolutions of the Spire Stockholders dated as of April 17, 1996 adopted pursuant to Section 16-10a-704 of the Utah Act. The shareholders of the Acquiring Corporation approved the Plan by resolutions dated April 18, 1996. The number of shares of each of the Acquiring Corporation and the Acquired Corporations voted for and against the Plan was:

                                  FOR                   AGAINST
                                ---------               -------

Acquiring Corporation           1,725,502                  0

Spire                              87,386                  0

Spire Systems                     100,000                  0

     FOURTH:   Pursuant to the Plan as approved and adopted by the shareholders of the Acquiring Corporation and the Spire Stockholders as set forth above, the Acquiring Corporation does hereby adopt the following amendments to its Articles of Incorporation:

          (a) The existing Article I of the Articles of Incorporation of the Acquiring Corporation is hereby deleted and replaced in its entirety as follows:

          ARTICLE I. CORPORATE NAME. The name of the corporation is SPIRE INTERNATIONAL CORP.

          (b) The existing Article IV of the Articles of Incorporation of the Acquiring Corporation is hereby deleted and replaced in its entirety as follows:

          ARTICLE IV. SHARES. The aggregate number of shares which this corporation shall have authority to issue is 8,000,000 shares of common stock having a par value of $.25 per share. There shall be no cumulative voting and each share shall entitle the holder thereof to one vote at all meetings of the stockholders. There shall be no preemptive rights. Fully paid stock of this corporation shall not be liable to any further call or assessment.

          Each seven (7) shares of common stock issued and outstanding as of the day and time that these Articles of Amendment and Share Exchange are filed with the Utah Division of Corporations and Commercial Code (the "Change Time"), and each issued seven (7) shares of common stock held be the corporation, shall be, on and as of the Change Time, combined into one (1) share of common stock, subject to any adjustment for rounding in lieu of fractional shares, as provided herein below.

          Each certificate representing shares of common stock which are issued and outstanding, or issued and held by the corporation, immediately prior to the Change Time, shall thereafter for all purposes be deemed to represent one (1) share of common stock for each seven (7) shares of common stock represented by such certificate; and each holder of record of a certificate for seven (7) or more shares of common stock as of the Change Time shall be entitled to receive, as soon as practicable, and upon surrender of such certificate to the officer or agent having charge of the stock transfer books of the corporation, a certificate or


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     certificates representing one (1) share of common stock for each seven (7)
     shares of common stock represented by the certificate of such holder immediately prior to the Change Time, subject to any adjustment for rounding in lieu of fractional shares, as provided herein below. The shares of common stock represented by certificates issued pursuant to this paragraph shall be validly issued, fully paid and nonassessable.

          No fractional shares or scrip certificates shall be issued to the holders of presently issued and outstanding common stock. Rather, if any holder of shares of common stock would otherwise be entitled to a fractional share, the corporation will round the number of shares of common stock to be issued to such holder to the nearest whole share and will issue, pursuant to the preceding paragraph, a certificate or certificates representing such rounded number of shares of common stock.


     EXECUTED this 18th day of April, 1996.

                         "Acquiring Corporation":

                              AMACAN RESOURCES CORPORATION, a Utah corporation



                               /s/ Tad M. Ballantyne
                               -----------------------------------------------
                               Tad M. Ballantyne, President



                               /s/ Lamar H. Holley
                               -----------------------------------------------
                               Lamar H. Holley, Secretary

                         "Acquired Corporations":

                               SPIRE TECHNOLOGIES, INC., a Utah corporation



                               /s/ Gary B. Godfrey
                               -----------------------------------------------
                               Gary B. Godfrey, President



                               /s/ Brian W. Braithwaite
                               -----------------------------------------------
                               Brian W. Braithwaite, Secretary

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                               SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC., a Utah
                               corporation



                               /s/ Gary B. Godfrey
                               -----------------------------------------------
                               Gary B. Godfrey, President



                               /s/ Brian W. Braithwaite
                               -----------------------------------------------
                               Brian W. Braithwaite, Secretary

STATE OF            )
                    ) ss.
COUNTY OF           )

     This instrument was acknowledged before me on April 18, 1996, by Tad M. Ballantyne, as President of Amacan Resources Corporation, a Utah corporation.



                                   -------------------------------------------
                                   Notary Public

My Commission Expires:

- ---------------------------------



STATE OF UTAH       )
                    ) ss.
COUNTY OF SALT LAKE )

     This instrument was acknowledged before me on April 18, 1996, by Lamar H. Holley, as Secretary of Amacan Resources Corporation, a Utah corporation.


                                   -------------------------------------------
                                   Notary Public

My Commission Expires:

- ---------------------------------



STATE OF UTAH       )
                    ) ss.
COUNTY OF SALT LAKE )

     This instrument was acknowledged before me on April 18, 1996, by Gary B. Godfrey, as President of Spire Technologies, Inc., a Utah corporation, and as President of Spire Technologies Systems Division, Inc., a Utah corporation.


                                   -------------------------------------------
                                   Notary Public

My Commission Expires:


- ---------------------------------

STATE OF UTAH       )
                    ) ss.
COUNTY OF SALT LAKE )

     This instrument was acknowledged before me on April 18, 1996, by Brian W. Braithwaite, as Secretary of Spire Technologies, Inc., a Utah corporation, and as Secretary of Spire Technologies Systems Division, Inc., a Utah corporation.



                                   -------------------------------------------
                                   Notary Public

My Commission Expires:

- ---------------------------------

                                                                       EXHIBIT A
                             PLAN OF SHARE EXCHANGE

                                       OF

                AMACAN RESOURCES CORPORATION, A UTAH CORPORATION,

                  SPIRE TECHNOLOGIES, INC., A UTAH CORPORATION,

                                       AND

          SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC., A UTAH CORPORATION


     THIS PLAN OF SHARE EXCHANGE (the "Plan"), dated as of April 18, 1996, is entered into by and among AMACAN RESOURCES CORPORATION, a Utah corporation ("Amacan"), SPIRE TECHNOLOGIES, INC., a Utah corporation ("Spire"), and SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC., a Utah corporation ("Spire Systems" and, collectively with Spire, the "Spire Companies").


                                 WITNESSETH:

     WHEREAS, Amacan, the Spire Companies and the holders of all of the issued and outstanding shares of the capital stock of each of the Spire Companies (the "Spire Stockholders") entered into an Agreement and Plan of Reorganization dated as of January 23, 1996 (the "Exchange Agreement") and pursuant to which this Plan is executed; and

     WHEREAS, the Boards of Directors of Amacan and the Spire Companies have approved this Plan whereby Amacan shall acquire, solely for voting stock of Amacan, all of the issued and outstanding capital stock of each of the Spire Companies; and

     WHEREAS, the Spire Stockholders approved the Plan by unanimous written consent, as reflected in resolutions of the Spire Stockholders dated as of January 23, 1996 adopted pursuant to Section 16-10a-704 of the Utah Act; and

     WHEREAS, the stockholders of Amacan approved the Plan by resolutions dated April 18, 1996.

                                   AGREEMENT:

     NOW, THEREFORE, in order to consummate such Plan, and in consideration of the mutual covenants herein set forth, the parties agree as follows:

     1.   SHARE EXCHANGE.  At and on the "Effective Time," as set forth in
Section 2 below, Amacan, in exchange solely for voting shares of the common stock, par value $.25 per share, of Amacan (the "Amacan Common Stock"), will acquire all of the issued and outstanding shares of the common stock, par value $.01 per share, of Spire (the "Spire Common Stock") and all of the issued and outstanding shares of the common stock, no par value, of Spire Systems (collectively with the Spire Common Stock, the "Spire Companies Common Stock") (such



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acquisition and related transactions are sometimes hereinafter referred to as the "Share Exchange").

     2. EFFECTIVE TIME. The effective time (the "Effective Time") of the Share Exchange shall be the time and date appropriate articles of amendment and share exchange are filed (the "Exchange Articles") pursuant to Utah law.

     3. ARTICLES AND BYLAWS; NAME AND REVERSE SPLIT. At and after the Effective Time, the Articles of Incorporation and Bylaws of Amacan as in effect immediately prior to the Effective Time shall continue to be the Articles of Incorporation and Bylaws of Amacan until amended in accordance with applicable law, except that the Articles of Incorporation of Amacan shall be amended as set forth in the Exchange Articles (a) to change the name of Amacan to "Spire International Corp." and (b) to effect a one-for-seven reverse split of the Amacan Common Stock issued and outstanding, or issued and held by Amacan, at the Effective Time.

     4.   TERMS AND CONDITIONS OF SHARE EXCHANGE.  At the Effective Time:

          (a) Amacan shall execute a one-for-seven reverse split of the shares of Amacan Common Stock issued and outstanding prior to the Effective Time;

          (b) Amacan shall issue Three Million Five Hundred and One Thousand Eight Hundred and Eighty-Three (3,501,883) shares of Amacan Common Stock to the Spire Stockholders in exchange for all the issued and outstanding shares of the Spire Companies Common Stock and in accordance with the exchange ratios set forth in the Exchange Agreement;

          (c) Amacan shall amend its Articles of Incorporation to change its name to SPIRE INTERNATIONAL CORP.; and

          (d) Amacan shall adopt the Amacan 1996 Stock Option and Award Plan (the "Amacan Option Plan") and substitute options to purchase shares of Amacan Common Stock pursuant to the Amacan Option Plan for all outstanding stock options to purchase shares of Spire Common Stock issued pursuant to the Spire 1995 Stock Option and Award Plan.

     5. EXECUTION. This Plan may be executed in any number of counterparts each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.



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     IN WITNESS WHEREOF, Amacan and the Spire Companies have each executed this
Plan as of the date set forth above.

                                   AMACAN RESOURCES CORPORATION, a Utah
                                   corporation



                                   /s/ Tad M. Ballantyne
                                   -------------------------------------------
                                   Tad M. Ballantyne, President


                                   SPIRE TECHNOLOGIES, INC., a Utah corporation



                                   /s/ Gary B. Godfrey
                                   -------------------------------------------
                                   Gary B. Godfrey, President


                                   SPIRE TECHNOLOGIES SYSTEMS DIVISION, INC., a Utah corporation



                                   /s/ Gary B. Godfrey
                                   -------------------------------------------
                                   Gary B. Godfrey, President